EXHIBIT 99.1

Atlas Implements Previously Announced Share Consolidation

Chicago, Illinois - January 29, 2013 - Atlas Financial Holdings, Inc. (TSX.V: AFH) (“Atlas” or the “Company”) announced that effective today it has implemented its previously announced share consolidation (or reverse stock split), as approved by shareholders of the Company at the extraordinary general meeting of shareholders held on December 7, 2012 (the “Meeting”). The ordinary shares are expected to begin trading on a consolidated basis on the TSX Venture Exchange on or about January 31, 2013.

As a result of the consolidation, every 3 of the Company's issued and outstanding ordinary shares, par value $.001 per share (the “Ordinary Shares”), and restricted voting common shares, par value $.001 per share (the “Restricted Shares”) have been automatically combined into one Ordinary Share or one Restricted Share, as the case may be. The par value for the Ordinary Shares and the Restricted Shares will be increased to US$0.003 each. Therefore, as of today, the capital of the Company, as reflected in its amended Memorandum of Association, is US$1,000,000 divided into 266,666,667 Ordinary Shares of par value US$0.003 each, 100,000,000 preferred shares of par value US$0.001 each, and 33,333,333 Restricted Shares of par value US$0.003 each. Any fractional shares resulting from the consolidation will be rounded up to the nearest whole share.

A new CUSIP number of G06207115 replaces the pre-consolidation CUSIP number of G06207107 to distinguish between the pre and post-consolidated Ordinary Shares. The Company's trading symbol remains unchanged. The consolidation will have the effect of reducing the number of issued and outstanding Ordinary Shares from approximately 5.1 million shares pre-consolidation to approximately 1.7 million shares post-consolidation.

Letters of transmittal describing the details of the share consolidation and the process by which shareholders can exchange their share certificates for the consolidated Ordinary Shares have been mailed to registered shareholders. Registered shareholders may also obtain copies of the letter of transmittal by contacting their broker or other intermediary or the Company's transfer agent, Equity Financial Trust Company. Shareholders who hold their shares through their broker or other intermediary and do not have actual share certificates registered in their name will not be required to complete and return a letter of transmittal.

Any questions, including requests for additional copies of the letter of transmittal, should be directed to the Company's transfer agent, Equity Financial Trust Company at (416) 361-0152 Ext. 205 or by sending an e-mail to investor@equityfinancialtrust.com.

About Atlas Financial Holdings, Inc.

The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the "light" commercial automobile sector including taxi cabs, non-emergency paratransit, limousine/livery and business auto. The business of Atlas is carried on through its insurance subsidiaries American Country Insurance Company, American Service Insurance Company, Inc. and Gateway Insurance Company. Atlas' insurance subsidiaries have decades of experience with a commitment to being an industry leader in these specialized areas of insurance.

Forward-looking Statements

This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words "anticipate", "expect", "believe", "may", "should", "estimate", "project", "outlook", "forecast" or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company and its subsidiaries, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2011. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:
At the Company                            Investor Relations
Atlas Financial Holdings, Inc.                         The Equity Group Inc.
Scott Wollney,CEO                            Adam Prior, Vice President
Phone: 847-700-8600                                   212-836-9606
swollney@atlas-fin.com                            aprior@equityny.com

Terry Downs, AE
212-836-9615
tdowns@equityny.com

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